EXHIBIT 10.1

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (“Fifth Amendment”) is hereby made and entered into this 17th day of March, 2011, between KDC-CAROLINA INVESTMENTS 3, LP, a Delaware limited partnership (“Landlord”), and 3D SYSTEMS CORPORATION, a Delaware corporation (“Tenant”).

R E C I T A L S:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated February 8, 2006 (the “Lease Agreement”); and

WHEREAS, Landlord and Tenant amended the Lease Agreement pursuant to the terms and conditions of that certain First Amendment to Lease Agreement dated effective as of June 15, 2006 (the “First Amendment”), that certain Second Amendment to Lease Agreement dated effective as of October 6, 2006 (the “Second Amendment”), that certain Third Amendment to Lease Agreement dated effective as of December 18, 2006 (the “Third Amendment”) and that Fourth Amendment to Lease Agreement dated effective as of February 26, 2007 (the “Fourth Amendment”); and

WHEREAS, under Section 36 of the Lease, Tenant has exercised its purchase option in connection with the Expansion Land, and pursuant to Section 36(d) of the Lease, the parties have entered into the terms of this Fifth Amendment to amend the terms of the Lease as set forth herein.

A G R E E M E N T:

NOW, THEREFORE, for and in consideration of the premises and Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms.  All capitalized but undefined terms used in this Fifth Amendment shall have the meaning given such terms in the Lease Agreement.

2. Amendment of Definition of Land.  The Land, as described in the Lease, is hereby revised to reflect the removal of the Expansion Land, and thus, Exhibit A of the Lease is deleted in its entirety and replaced by the metes and bounds description attached as Exhibit A to this Fifth Amendment.

3. Reciprocal Easement Agreement.  Tenant acknowledges and hereby consents to the terms of that Reciprocal Easement Agreement attached as Exhibit B to this Fifth Amendment, as an encumbrance affecting the Land.

4. Base Rent.  Effective as of the date hereof, the Base Rent payable is amended to be as follows:

Lease Period	Monthly Base Rent
Date of this Fifth Amendment Through August 31, 2011	$52,606.60
September 1, 2011 through August 31, 2016	$55,763.00
September 1, 2016 through August 31, 2021	$59,108.78

Base Rent previously paid with respect to the Term prior to the date of this Fifth Amendment is not affected.

5. Updated Addresses.  The address of Tenant is hereby revised as follows:

3D Systems Corporation
333 Three D Systems Circle
Rock Hill, South Carolina  29730
Attention:              Robert M. Grace, Jr., Vice President,
General Counsel and Secretary
Fax:                         (803) 326-4796
Email:                      GraceB@3DSystems.com

The address of Landlord is hereby revised as follows:

KDC-Carolina Investments 3, LP
8115 Preston Road, Suite 700
Dallas, Texas 75225
Attention:              Tobin C. Grove, President
Fax:                          (214) 373-3108
Email:                      tgrove@kdc.com

There is no change to the copy addresses.

6. Effect of Exercise of Purchase Option on Expansion Land.  The parties acknowledge that Tenant has exercised its option under Section 36 of the Lease to purchase the Expansion Land, and thus, the terms of Sections 13 (Expansion Option) and 36 (Limited Purchase Option of Expansion Land) of the Lease are no longer applicable to the Lease after the date of this Fifth Amendment.

7. The Contract.  The parties acknowledge that the Contract referred to in the Third Amendment is no longer effective and all references to the Contract in the Lease, as amended, are terminated for all purposes.

8. Representation of Tenant.  Tenant has not assigned, pledged, hypothecated or otherwise transferred the Lease, as amended.

9. No Further Amendment.  The Lease Agreement shall remain in full force and effect, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment, and all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and will remain in full force and effect.

10. Execution.  This Fifth Amendment may be executed in multiple counterparts, each of which shall constitute an original but when taken together constitute one and the same instrument.  Facsimile signatures or digital images of signatures constitute originals for all purposes under this Fifth Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment effective as of the date first above written.

LANDLORD:

KDC-CAROLINA INVESTMENTS 3, LP,
a Delaware limited partnership

By:     KDC-Carolina Investments 3 GP, LLC,
           a Delaware limited liability company,
           its general partner

           By: /s/ M. Scott Ozymy
           M. Scott Ozymy, Executive Vice President

TENANT: 3D SYSTEMS CORPORATION, a Delaware corporation By: /s/ Robert M. Grace, Jr. Name: Robert M. Grace, Jr. Title: Vice President, General Counsel and Secretary

EXHIBIT A

Legal Description of Land

All that certain piece, parcel or tract of land lying and being situated in the City of Rock Hill, York County, South Carolina and being more fully described as follows:

Beginning at a corner on the northern right of way of S.C. Highway No. 161, also being on the south end of a sight triangle with Overview Road, thence along the right of way of S.C. Highway No. 161, N 52-06-40 W. 365.68 feet to a # 4 Rebar Set, thence leaving said right of way along a division line with Tract 2 N37-54-50E 54.84 feet to a # 4 Rebar Set, thence N07-05-10W 70.71 feet to a # 4 Rebar Set, thence N52-05-10W 31.33 feet to a # 4 Rebar Set, thence N03-59-28E 332.89 feet to a # 4 Rebar Set, thence S85-56-17E 178.34 feet to a # 4 Rebar Set, thence N03-21-24E 30.50 feet to a # 4 Rebar Set, thence S85-56-17E 30.00 feet to a # 4 Rebar Set, thence N03-21-24E 115.79 feet to a # 4 Rebar Set, thence N86-59-15W 43.88 feet to a # 4 Rebar Set, thence N03-34-06E 90.22 feet to a # 4 Rebar Set, thence S87-04-07E 109.02 feet to a # 4 Rebar Set, thence N03-20-09E 49.85 feet to a # 4 Rebar Set, thence S86-30-05E 61.73 feet to a # 4 Rebar Set, thence N03-29-55E 145.05 feet to a # 4 Rebar Set, thence S86-36-26E 127.04 feet to a # 4 Rebar Set, thence N03-24-33E 22.48 feet to a # 4 Rebar Set, thence N48-23-34E 44.99 feet to a # 4 Rebar Set, thence S88-48-54E 56.70 feet to a # 4 Rebar Found also being a corner of The Links at Waterford, thence with the line of The Links at Waterford S58-08-28E 441.05 feet to a # 4 Rebar Found being a common corner with The Links at Waterford and Rock Hill Economic Development Corporation, thence S34-15-15W 169.42 feet to a # 4 Rebar Found on the right of way Overview Drive, thence with the right of way of Overview Drive the following 5 Courses: S33-53-46W 370.74 feet, S85-48-41W 44.90 feet to a Nail in the Concrete Found, thence S34-35-45W 66.05 feet to a # 4 Rebar Found, thence S05-51-26E 46.08 feet, thence S34-30-06W 62.14 feet to a # 4 Rebar Found, thence S37-30-09W 200.01 feet to a Nail in the Concrete Found, thence S34-37-46W 174.90 feet to a # 4 Rebar Found at the beginning of a sight triangle with S.C. Highway No. 161, thence with the sight triangle S85-40-43W 52.53 feet to the Point of Beginning.

Said tract contains 13.82 Acres.

EXHIBIT B

RECIPROCAL EASEMENT AND PROTECTIVE COVENANTS AGREEMENT

STATE OF SOUTH CAROLINA                        §
                                                                                 §
COUNTY OF YORK                                             §

This Reciprocal Easement and Protective Covenants Agreement (this Agreement) is made as of March 17, 2011, between KDC-Carolina Investments 3, LP, a Delaware limited partnership (Tract 1 Owner) and 3D Systems Corporation, a Delaware corporation (Tract 2 Owner).

BACKGROUND:

A.           Tract 1 Owner is the owner of that certain real property (Tract 1) situated in Rock Hill, York County, South Carolina, containing approximately 13.82 acres of land, described on Exhibit A attached hereto and incorporated herein by this reference, and shown as “Tract 1” on Exhibit C attached hereto and incorporated herein by this reference.

B.           Tract 2 Owner is the owner of certain real property (Tract 2) located adjacent to Tract 1, containing approximately 10.84 acres of land, described on Exhibit B attached hereto and incorporated herein by this reference and shown as “Tract 2” on Exhibit C.  Tract 1 Owner and Tract 2 Owner are sometimes referred together as the Owners or individually, an Owner, and Tract 1 and Tract 2 are sometimes referred together as the Properties or individually, a Property.  All references to Tract 1 Owner herein refers to the then Owner of Tract 1.  All references to Tract 2 Owner herein refers to the then Owner of Tract 2.

C.           Tract 2 includes a detention pond (the Detention Pond) and related drainage improvements (collectively, the Drainage Improvements) as more particularly shown on Exhibit C, which benefits both Properties.

D.           Tract 1 Owner has agreed to declare, establish and grant a nonexclusive easement, on, over and across that certain area located on Tract 1 and shown as Easement A and Easement B on Exhibit C (the Access Easement Area), for the benefit of Tract 2 Owner and Tract 2 Owner's tenants, subtenants, licensees, occupants, employees, contractors, invitees, lenders, customers, guests and visitors, and their respective legal representatives, successors and assigns (collectively, the Permittees) for purposes more particularly set forth in this Agreement.  The access easement shown on Exhibit C as Easement A and more particularly described on Exhibit D is referred to in this Agreement as the Easement A and the access easement shown on Exhibit C as Easement B and more particularly described on Exhibit E is referred to in this Agreement as the Easement B.

E.           Tract 2 Owner has agreed to declare, establish and grant a nonexclusive easement, on, over and across Tract 2, for the benefit of Tract 1 Owner and its successors and assigns for purposes more particularly set forth in this Agreement.

F.           The parties also agree to encumber the Properties by certain covenants for the protection of the Properties as more particularly set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the parties agree as follows:

1.           Easement Granted by Tract 1 Owner to Tract 2 Owner.

(a)           Grant of Easement.  Tract 1 Owner hereby grants and conveys to Tract 2 Owner, and its Permittees, a nonexclusive perpetual easement on, over, and across all paved portions of the Access Easement Area for the following purposes:

(i)           vehicular access, ingress and egress to and from, and for the benefit of, Tract 2, subject to the following restrictions:

(A)           the access rights do not include parking rights; and

(B)           access by heavy construction vehicles and any vehicles with more than two axels is limited to the use of the Easement B;

(ii)           the passage and accommodation of pedestrians to and from, and for the benefit of, Tract 2; and

(iii)           the construction, reconstruction, operation, maintenance and repair of a private roadway, or portion thereof, including related driveways, sidewalks, curbs, curb cuts, landscaping, and other necessary improvements incidental thereto, within the Access Easement Area but only if the Tract 1 Owner fails to comply with its maintenance obligations set forth in Section 1(c) below.

(b)           Temporary Construction Easement.

(i)           Tract 1 Owner hereby grants and conveys to Tract 2 Owner and its contractors and agents a temporary construction easement covering the unpaved portion of Easement B (the Temporary Construction Area) for the sole purpose of construction of a private roadway including related driveways, sidewalks, curbs, curb cuts, landscaping, and other necessary improvements incidental thereto (collectively, the Secondary Driveway) across the Temporary Construction Area.  This temporary construction easement shall automatically terminate upon completion of the Secondary Driveway.  At the written request of Tract 1 Owner, Tract 2 Owner, at Tract 2 Owner’s sole expense, will deliver a recordable release of the rights under this Section 1(b).  The Owners acknowledge it is Tract 2 Owner’s sole obligation to construct the Secondary Driveway and Tract 1 Owner is not required to construct or complete the construction of the Secondary Driveway regardless of whether Tract 2 Owner completes construction of the Secondary Driveway.

(ii)           Prior to Tract 2 Owner’s commencement of construction of the Secondary Driveway, Tract 2 Owner must deliver to Tract 1 Owner, for Tract 1 Owner’s review and approval, the following:

(A)           copies of the complete plans and specifications for the Secondary Driveway;

(B)           the construction contract for the Secondary Driveway and back-up information related to all contractors performing the work;

(C)           evidence of insurance for the construction of the Secondary Driveway in a form and from an insurer licensed to do business in South Carolina reasonably acceptable to Tract 1 Owner;

(D)           all permits and licenses for the Secondary Driveway; and

(E)           performance and payment bonds, or other security reasonably acceptable to Tract 1 Owner, covering the construction and completion of the Secondary Driveway.

Tract 1 Owner shall provide written evidence of its approval or disapproval within 45 days of receipt of all documents required to be delivered by Tract 2 Owner; provided, however, that Tract 1 Owner shall not withhold its approval unreasonably.  If Tract 1 Owner disapproves of any items, it shall provide Tract 2 Owner with reasons for such disapproval, all of which must have a reasonable basis.

(iii)           All work to be performed by Tract 2 Owner or its agents, employees, representatives or any other persons acting under its control or at its direction or request shall:

(A)           be done at the sole risk, cost and expense of Tract 2 Owner;

(B)           be performed in a good and workmanlike manner;

(C)           conform with all plans and specifications previously approved by Tract 1 Owner;

(D)           be done in accordance with the applicable requirements of all Federal, state and local governmental and regulatory authorities having jurisdiction thereof, including, without limitation, complying with all applicable zoning ordinances, building codes and environmental laws; and

(E)           be done in a manner as will not unreasonably interfere with access to Tract 1.

(iv)           Tract 2 Owner will not create or permit to be created or remain, and will discharge, at Tract 2 Owner's sole cost and expense, any and all liens, encumbrances or charges levied on account of any builder's, supplier's, mechanic's, laborer's, materialmen's or similar lien that might become a lien, encumbrance or charge upon Tract 1 or any part thereof or the income derived therefrom, with respect to any work or services performed or material furnished by or at the direction of Tract 2 Owner.  If any such liens, encumbrances or charges shall at any time be filed against the Tract 1 Owner or any part thereof by reason of work or services performed or material furnished by or at the direction of Tract 2 Owner, Tract 2 Owner within 30 days after the filing thereof will cause the same to be fully discharged and released of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

(v)           If Tract 2 Owner defaults under any provisions of this Subsection 1(b) and Tract 2 Owner fails to cure such default within thirty (30) days’ written notice of such default from Tract 1 Owner, Tract 1 Owner shall be entitled to suspend Tract 2’s rights under this Subsection 1(b) until such default is cured to the reasonable satisfaction of Tract 1 Owner and the sole satisfaction of any mortgagee of the Tract 1 Owner.  Furthermore, if Tract 2 Owner does not cure such default within sixty (60) days after the initial notice of default of this Subsection 1(b) is delivered by Tract 1 Owner, then Tract 1 Owner may terminate Tract 2 Owner’s rights under this Subsection 1(b).

(vi)           Upon termination of this temporary construction easement, Tract 2 Owner shall restore and clean the surface of the Temporary Construction Area to similar or better condition in which the same was found before such work was begun.

(c)           Maintenance of Easement Area.  Tract 1 Owner shall keep and maintain the Access Easement Area, and all improvements thereon (including but not limited to the Secondary Driveway after completion of the Secondary Driveway by Tract 2 Owner as set forth in Section 1(b) above), in good condition and repair, free of trash and other debris, in accordance with all existing and future declarations of covenants, conditions and restrictions (or any similar documents) encumbering the Access Easement Area, and all applicable laws, ordinances, regulations and codes; however, Tract 1 Owner’s obligation with respect to Easement B will not be applicable until completion of the Secondary Driveway by Tract 2 Owner.  Such maintenance shall include, without limitation, repair and resurfacing of the Access Easement Area as may be necessary from time to time consistent with said standards.  Tract 2 Owner shall be responsible for 50% of such costs expended for maintenance, repair and upkeep on the Access Easement Area.  Tract 2 Owner shall pay Tract 1 Owner within 30 days of receipt of an invoice showing such Owner’s share of expenses along with reasonable back up evidence showing the costs incurred by Tract 1 Owner in complying with this subsection.  If Tract 1 Owner, in its sole discretion and without having an obligation to do so, completes construction of the Secondary Driveway after improvements have been constructed on Tract 2, then Tract 2 Owner shall be responsible for 50% of the costs to complete the Secondary Driveway and will pay Tract 1 Owner within 30 days of receipt of an invoice showing such Owner’s share of expenses along with reasonable back up evidence showing the costs incurred by Tract 1 Owner in completing the Secondary Driveway.

(d)           Liens.  Tract 2 Owner may not permit any claim, lien (including mechanic's and materialman's liens) or other encumbrance arising from any construction work, maintenance, or repair work, or arising from such party's use of the Access Easement Area, to accrue against or attach to the Access Easement Area or Tract 1.  In the event of any lien attaching to the Tract 1 Property or any improvements thereon, Tract 2 Owner shall immediately have such lien released and failure by Tract 2 Owner to do so shall constitute a breach of its covenants under this Agreement and entitle Tract 1

Owner to exercise any and all of the remedies as set forth in Section 8 of this Agreement.  Tract 2 Owner hereby agrees to indemnify, defend and hold Tract 1 Owner and its members, principals, directors, officers, employees, managers, agents, attorneys and other representatives and their respective successors and assigns and the property of Tract 1 Owner harmless from any and all claims, demands, liabilities, losses, costs (including without limitation reasonable attorneys’ fees and costs) and/or damages including without limitation mechanics’ lien claims arising out of or resulting from Tract 2 Owner’s use of or activities on the Tract 1 Property.

(e)           Obstructions.  No building, improvement, fence, wall, curb or other barrier shall be constructed, erected, or located on the Access Easement Area, which would impair, burden, or interfere with the rights granted herein or with the passage of vehicular and pedestrian traffic on, over, and across the Access Easement Area.  However, notwithstanding the foregoing restriction, Tract 1 Owner shall not be prevented or prohibited from making reasonable and necessary repairs and maintenance that may temporarily and reasonably inhibit the use of the Access Easement Area provided a reasonable alternate access route is provided during such temporary restriction of access over the Access Easement Area.

2.           Easement Granted by Tract 2 Owner to Tract 1 Owner.

(a)           Grant of Easement.  Tract 2 Owner hereby grants and conveys to Tract 1 Owner and its successors and assigns, a nonexclusive perpetual easement on, over, and across Tract 2 for the following purposes:

(i)           the drainage of storm water, surface water, condensation discharge and water runoff of any kind (collectively, Surface Water) from Tract 1 over Tract 2 including but not limited to through and into Detention Pond and the Drainage Improvements; and

(ii)           the construction, reconstruction, operation, maintenance and repair of the Detention Pond and Drainage Improvements, or portion thereof, but only if Tract 2 Owner fails to comply with its maintenance obligations set forth in Section 2(b) below.

Furthermore, Tract 2 Owner also grants and conveys to Tract 1 Owner and its successors and assigns, a nonexclusive perpetual easement, on, over and across that portion of Tract 2 identified as the Guy Wire Easement shown on Exhibit C (the Guy Wire Easement), for purposes of operations, maintenance and repair of the guy wire system associated with the heating/cooling equipment area located on Tract 1 (the Guy Wire System).

(b)           Maintenance of Detention Pond and Drainage Improvements.  Tract 2 Owner shall keep and maintain the Detention Pond and Drainage Improvements, in good condition and repair, free of trash and other debris, in accordance with all existing and future declarations of covenants, conditions and restrictions (or any similar documents) encumbering Tract 2, and all applicable laws, ordinances, regulations and codes.  Tract 1 Owner shall be responsible for 50% of such costs expended for maintenance, repair and upkeep on the Detention Pond and Drainage Improvements.  Tract 1 Owner shall pay Tract 2 Owner within 30 days of receipt of an invoice showing such Owner’s share of expenses along with reasonable back up evidence showing the costs incurred by Tract 2 Owner in complying with this subsection.

(c)           Liens.  Tract 1 Owner may not may permit any claim, lien (including mechanic's and materialman's liens) or other encumbrance arising from any construction work, maintenance, or repair work, or arising from such party's use of the Detention Pond, Drainage Improvements and Guy Wire System, to accrue against or attach to the Detention Pond and Drainage Improvements or Tract 2.  In the event of any lien attaching to the Tract 2 Property or any improvements thereon, Tract 1 Owner shall immediately have such lien released and failure by Tract 1 Owner to do so shall constitute a breach of its covenants under this Agreement and entitle Tract 2 Owner to exercise any and all of the remedies as set forth in Section 8 of this Agreement.  Tract 1 Owner hereby agrees to indemnify, defend and hold Tract 2 Owner and its members, principals, directors, officers, employees, managers, agents, attorneys and other representatives and their respective successors and assigns and the property of Tract 2 Owner harmless from any and all claims, demands, liabilities, losses, costs (including without limitation reasonable attorneys’ fees and costs) and/or damages including without limitation mechanics’ lien claims arising out of or resulting from Tract 1 Owner’s use of or activities on the Tract 2 Property.

(d)           Obstructions.  No building, improvement, fence, wall, curb or other barrier shall be constructed, erected, or located on the Detention Pond and Drainage Improvements, which would impair, burden, or interfere with the rights granted herein or with the passage of Surface Water to the Detention Pond and Drainage Improvements.   No building, improvement, fence, wall, curb or other barrier shall be constructed, erected, or located on the Guy Wire Easement, which would impair, burden, or interfere with the rights granted herein or with the use of the Guy Wire System.

3.           Right of Use.  Each Owner shall have the right to use its respective Property for all purposes not inconsistent with the other Owner’s full enjoyment of the rights granted in this Agreement.  The easements granted in this Agreement are made subject to any and all existing easements, prescriptive rights, rights of way, leases, and subleases affecting the Properties, or any part thereof, whether of record or not, and all presently recorded matters that affect the Properties.  The easements granted in this Agreement are further made subject to all future easements, leases, and subleases to the extent the same do not unduly interfere with or disturb the other Owner's use of the easement rights granted in this Agreement.

4.           Protective Covenants.  Tract 2 may be used for any lawful purpose, provided, however, that Tract 2 Owner, its successors and assigns, shall not use Tract 2 for any purpose which would be a violation of Section 11 of this Agreement, and provided further that in the event improvements are constructed upon Tract 2, such improvements shall be constructed and operated consistent with the use, character and appearance of the improvements located on Tract 1 as they exist at the time of the construction of the improvements on Tract 1 and as the improvements on Tract 1 shall be operated from time to time.  Tract 2 Owner shall maintain all improvements to be constructed on Tract 2 in a manner consistent with the improvements located on Tract 1 as they shall exist from time to time.

5.           Duration; Binding on Successors.  The easements, agreements and covenants created under this Agreement shall run with the land (both the Properties) and shall be binding on, and inure to the benefit of, the Owners, and their respective successors and assigns, and on all parties having or acquiring any right, title, interest, or estate in Tract 1 and/or Tract 2, or any portions thereof; any such Owner shall be released from any additional obligations under this Agreement upon, and to the extent, such Owner has conveyed its right, title, interest and estate in Tract 1 or Tract 2, or portion thereof.

6.           Amendment to this Agreement.  This Agreement may be modified, amended, or terminated, in whole or in part, only by the written consent of the then Owners of record of the Properties.  Any modification, amendment, or termination of this Agreement shall become effective only upon recording the same in the official real property records of York County, South Carolina.

7.           No Dedication for Public Use.  This Agreement is not intended to, and does not, constitute a dedication for public use of all or any portion of the Access Easement Area, Tract 1 or Tract 2, and the rights granted herein are private and for the benefit only of Tract 1 Owner and Tract 2 Owner.

8.           Remedies; Waivers.

(a)           In the event that any party is required to commence any action or proceeding against the other in order to enforce the provisions hereof, the prevailing party in such action shall be entitled, in addition to all other relief granted, to its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, legal expenses and costs set by the court.  No party shall have the right to terminate this Agreement without the prior written consent of the Owners of both Properties.

(b)           Because the enforcement of the easements and covenants set forth in this Agreement are essential for the continued protection of all present and future Owners of all or any portion of each Property, it is hereby acknowledged that any breach by an Owner of its respective covenants under this Agreement may not be adequately compensated by recovery of damages, and therefore each Owner, in addition to all other remedies, shall be entitled to the remedy of injunction to restrain any such violation or breach or threatened violation or breach of the covenants provided for herein.

(c)           No waiver by either party of any default under this Agreement shall be effective or binding upon such party unless made in writing.  No waiver of any default shall be deemed a waiver of any other or subsequent default hereunder.

9.           Unenforceable Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and which shall be legal, valid and enforceable.

10.           Lien Subordination.  Any mortgage, deed of trust, ground lease, or other lease now existing or hereafter granted or entered into affecting the Properties shall be subject to, subordinate and inferior to the easement, rights, benefits, and obligations created hereby, and the foreclosure under any such mortgage or deed of trust shall not extinguish or impair the easement, rights, benefits, and obligations created by this Agreement.

11.           Compliance with Laws; Indemnification; Insurance.

(a)           Each party hereby covenants and agrees, to comply with all laws, rules, regulations, and requirements of all public authorities applicable to the rights granted in this Agreement (including but not limited to laws, rules and regulations related to hazardous materials on the Property), and to indemnify, defend, and hold the other party harmless from and against all claims, demands, losses, damages, liabilities, and expenses, and all suits, actions, and judgments (including court costs and reasonable legal fees) arising out of or in any way related to such party's failure to do so.

(b)           Each Owner hereby agrees to indemnify, defend and hold the other Owner harmless for, from and against any third party claim, action, cause of action or resulting liabilities, damages, costs and expenses (including reasonable attorneys’ fees, court costs and litigation expenses) arising, directly or indirectly, out of such party’s or any of such party’s agents’, employees’, contractors’ or tenants’ use and enjoyment of the rights under this Agreement (including but not limited to any violations of any laws, rules and regulations related to hazardous materials on the Property).  Each Owner shall give prompt and timely notice to the other Owner of any claim made or suit or action commenced against the notifying party that in any way could result in a claim for indemnification hereunder by the party to whom notice is given.

(c)           Each Owner, at its sole cost, shall maintain commercial general liability insurance policy with minimum limits of not less than $1,000,000.00 per occurrence and $5,000,000 in the aggregate, covering damages for both bodily and property damage.  Such policy shall name the other Owner as an “additional insured”.  The insurance required to be carried by each Owner shall provide that any coverage to additional insureds shall be primary, without right of contribution or offset, in cases when any policy issued to an additional insured provides duplicate coverage.  Such insurance shall be evidenced by a certificate of insurance naming the other Owner as an additional insured.  Each Owner shall provide the other Owner with certificates and copies of endorsements of insurance issued by each of the insurance companies issuing any of the policies required pursuant to this Section, and said certificates and endorsements shall provide that the insurance issued thereunder shall not be altered, canceled or non-renewed until after thirty (30) days’ written notice to the Owner(ies) named as additional insureds thereunder.  Evidence of insurance coverage shall be furnished to each Owner concurrently with recordation of this Agreement and thereafter not fewer than fifteen (15) days prior to the expiration date of any required policy.  Each Owner may satisfy its insurance obligations hereunder by carrying such insurance under a so-called blanket policy or policies of insurance.  The limits of such policies shall from time to time be subject to commercially reasonable increases if in the reasonable opinion of Tract 1 Owner existing limits become inadequate or is less than that commonly maintained by prudent property owners making similar uses of their properties taking into consideration the activities conducted on the Properties, increases in recovered liability claims, increased claims consciousness by the public, or any combination of the foregoing.  All insurance policies required by this Section shall be issued by good and reputable companies have a Best's Rating of A-/VII or better in the Best’s Key Rating Insurance Guide.

12.           Status Reports.  Recognizing that any party may find it necessary from time to time to establish to potential purchasers, lessees, mortgage lenders or the like, the current status of performance under this Agreement, each party, upon the reasonable written request of the other, from time to time, agrees to furnish, with reasonable promptness, a written statement on the status of any default or other performance relating to this Agreement no later than 15 days after written request.  Failure to respond to such written request within such 15-day period will be deemed to be a statement of full compliance with the terms of this Agreement.

13.           Notices.  Any notice or designation to be given hereunder shall be in writing and shall be given by placing the notice or designation in the United States mail, certified or registered, properly stamped and addressed to the address shown after each signature, or by personal delivery by a delivery service that documents delivery or by overnight delivery using a nationally recognized overnight courier; and any such notice or designation shall be deemed to be received the earlier of actual receipt or three (3) business days after being mailed, when mailed as provided above, or on actual receipt if given in any other manner allowed hereunder.   Any party may change its address for notice hereunder to any other location by the giving of 30 days' notice to other party in the manner set forth hereinabove.

14.           Governing Law.  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of South Carolina.

15.           Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, Tract 1 Owner and Tract 2 Owner have executed this Agreement as of the date set forth above.

TRACT 1 OWNER:

KDC-CAROLINA INVESTMENTS 3, LP,
a Delaware limited partnership

By:           KDC-Carolina Investments 3 GP, LLC,
a Delaware limited liability company,
its general partner

By:          /s/ M. Scott Ozymy
M. Scott Ozymy, Executive Vice President

WITNESS #1

/s/ Donald L. Mills
PRINT NAME: Donald L. Mills

WITNESS #2
/s/ James O. Williams
PRINT NAME: James O. Williams

ADDRESS FOR NOTICE:

KDC-Carolina Investments 3, LP
8115 Preston Road, Suite 700
Dallas, Texas  75225
Attention:  Scott Ozymy

STATE OF TEXAS                                              §
§
COUNTY OF DALLAS                                       §

The foregoing instrument was acknowledged before me this 14th day of March, 2011, by M. Scott Ozymy, Executive Vice President of KDC-Carolina Investments 3 GP, LLC, a Delaware limited liability company, as the general partner of KDC-CAROLINA INVESTMENTS 3, LP, a Delaware limited partnership, on behalf of said partnership.

/s/ Terri McCuen
Notary Public in and for the State of Texas

Personalized Seal of Notary:

TRACT 2 OWNER:

3D SYSTEMS CORPORATION,
a Delaware corporation

By:            /s/ Robert M. Grace, Jr.
Name:       Robert M. Grace, Jr.
Title:         Vice President, General Counsel and Secretary

WITNESS #1

 /s/ Andrew M. Johnson
PRINT NAME:   Andrew M. Johnson

WITNESS #2

/s/ David B. Ellis
PRINT NAME: David B. Ellis

ADDRESS FOR NOTICE:

3D Systems Corporation
333 Three D Systems Circle
Rock Hill, South Carolina  29730
Attention:  General Counsel

STATE OF SOUTH CAROLINA                                       §
§
COUNTY OF YORK                                                            §

The foregoing instrument was acknowledged before me this 17th day of March 2011, by Robert M. Grace, Jr., Vice President, General Counsel and Secretary of 3D Systems Corporation, a Delaware corporation, on behalf of said limited corporation.

/s/ Rosalyn P. Sutton
Notary Public in and for the State of South Carolina

My Comm. Exp. 4-28-16

Personalized Seal of Notary:

CONSENT OF MORTGAGEE

The undersigned, the mortgagee of record holding a first lien mortgage encumbering the Property pursuant to that certain Mortgage, Security Agreement and Fixture Filing dated February 8, 2006, recorded February 9, 2006, in Record Book 7787, Page 271, as Instrument No. 000278350 of the Official Records of York County, South Carolina (as amended, the “Mortgage”), hereby consents to the execution and recording of the foregoing Reciprocal Easement and Protective Covenants Agreement and subordinates its lien to the easements granted therein to the Tract 2 Owner defined therein.

Dated this 11th day of March, 2011.

COMPASS BANK, an Alabama banking corporation, successor-in-interest to Guaranty Bank
IN THE PRESENCE OF:
By: /s/ Kathryn T. Dearmond
______________________                                             Name: Kathryn T. Dearmond
Title: Vice President

______________________

STATE OF TEXAS                              §
§
COUNTY OF DALLAS                       §

The foregoing instrument was acknowledged before me this 11th day of March, 2011, by Kathryn Dearmond, VP of COMPASS BANK, an Alabama banking corporation, on behalf of said banking corporation.  Such person did take an oath and:  (check one)

    X                             is personally known to me.

______                      produced a current driver's license as identification.

______                      produced ________________________ as identification.

/s/ Sou Vongdara
Printed Name: Sou Vongdara
Notary Public: Texas
Commission Expires: 12/8/14
Serial Number:

EXHIBIT A

Legal Description of Tract 1

All that certain piece, parcel or tract of land lying and being situated in the City of Rock Hill, York County, South Carolina and being more fully described as follows:

Beginning at a corner on the northern right of way of S.C. Highway No. 161, also being on the south end of a sight triangle with Overview Road, thence along the right of way of S.C. Highway No. 161, N 52-06-40 W. 365.68 feet to a # 4 Rebar Set, thence leaving said right of way along a division line with Tract 2 N37-54-50E 54.84 feet to a # 4 Rebar Set, thence N07-05-10W 70.71 feet to a # 4 Rebar Set, thence N52-05-10W 31.33 feet to a # 4 Rebar Set, thence N03-59-28E 332.89 feet to a # 4 Rebar Set, thence S85-56-17E 178.34 feet to a # 4 Rebar Set, thence N03-21-24E 30.50 feet to a # 4 Rebar Set, thence S85-56-17E 30.00 feet to a # 4 Rebar Set, thence N03-21-24E 115.79 feet to a # 4 Rebar Set, thence N86-59-15W 43.88 feet to a # 4 Rebar Set, thence N03-34-06E 90.22 feet to a # 4 Rebar Set, thence S87-04-07E 109.02 feet to a # 4 Rebar Set, thence N03-20-09E 49.85 feet to a # 4 Rebar Set, thence S86-30-05E 61.73 feet to a # 4 Rebar Set, thence N03-29-55E 145.05 feet to a # 4 Rebar Set, thence S86-36-26E 127.04 feet to a # 4 Rebar Set, thence N03-24-33E 22.48 feet to a # 4 Rebar Set, thence N48-23-34E 44.99 feet to a # 4 Rebar Set, thence S88-48-54E 56.70 feet to a # 4 Rebar Found also being a corner of The Links at Waterford, thence with the line of The Links at Waterford S58-08-28E 441.05 feet to a # 4 Rebar Found being a common corner with The Links at Waterford and Rock Hill Economic Development Corporation, thence S34-15-15W 169.42 feet to a # 4 Rebar Found on the right of way Overview Drive, thence with the right of way of Overview Drive the following 5 Courses: S33-53-46W 370.74 feet, S85-48-41W 44.90 feet to a Nail in the Concrete Found, thence S34-35-45W 66.05 feet to a # 4 Rebar Found, thence S05-51-26E 46.08 feet, thence S34-30-06W 62.14 feet to a # 4 Rebar Found, thence S37-30-09W 200.01 feet to a Nail in the Concrete Found, thence S34-37-46W 174.90 feet to a # 4 Rebar Found at the beginning of a sight triangle with S.C. Highway No. 161, thence with the sight triangle S85-40-43W 52.53 feet to the Point of Beginning.

Said tract contains 13.82 Acres.

EXHIBIT B

Legal Description of Tract 2

All that certain piece, parcel or tract of land lying and being situated in the City of Rock Hill, York County, South Carolina and being more fully described as follows:

Commencing at the corner on the northern right of way of S.C. Highway No. 161, also being on the south end of a sight triangle with Overview Road, thence along the right of way of S.C. Highway No. 161, N52-06-40W 365.68 feet to a # 4 Rebar Set being the Point of Beginning;

Beginning at the # 4 Rebar Set on the northern right of way of SC Hwy 161 thence along said right of way N52-06-36W 159.62 feet to a # 4 Rebar Found, thence leaving said right of way along a common line with The Links at Waterford LLC property N01-25-36E 573.58 feet to a # 4 Rebar Found, thence N18-08-02W 381.30 feet to a # 4 Rebar Found, thence N12-50-25E 62.16 feet to a # 4 Rebar Set, thence N58-12-43E 480.15 feet to a # 4 Rebar Found, thence S43-40-59E 594.75 feet to a # 4 Rebar Found, thence leaving said line of The Links at Waterford and being the new division line between Tract 1 and Tract 2 N88-48-54W 56.70 feet to a # 4 Rebar Set, S48-23-34W 44.99 feet to a # 4 Rebar Set, thence S03-24-33W 22.48 feet to a # 4 Rebar Set, thence N86-36-26W 127.04 feet to a # 4 Rebar Set, thence S03-29-55W 145.05 feet to a # 4 Rebar Set, thence N86-30-05W 61.73 feet to a # 4 Rebar Set, thence S03-20-09W 49.85 feet to a # 4 Rebar Set, thence N87-04-07W 109.02 feet to a # 4 Rebar Set, thence S03-34-06W 90.22 feet to a # 4 Rebar Set, thence S86-59-15E 43.88 feet to a # 4 Rebar Set, thence S03-21-24W 115.79 feet to a # 4 Rebar Set, thence N85-56-17W 30.00 feet to a # 4 Rebar Set, thence S03-21-24W 30.50 feet to a # 4 Rebar Set, thence N85-56-17W 178.34 feet to a # 4 Rebar Set, thence S03-59-28W 332.89 feet to a # 4 Rebar Set, thence S52-05-10E 31.33 feet to a # 4 Rebar Set, S07-05-10E 70.71 feet to a # 4 Rebar Set, thence S37-54-50W 54.84 feet to a # 4 Rebar being the Point of Beginning.

Said tract contains 10.84 Acres.

EXHIBIT C

Drawing of Properties and Easements

(see attached)

EXHIBIT D

Legal Description of Easement A

All that certain piece, parcel, or tract of land lying and situated in the City of Rock Hill, County of York, South Carolina, being an access easement to Tract 2 as shown on the survey and being more fully described as follows:

Commencing at a # 4 rebar located at the intersection of the northern right of way of SC Hwy 161 and the sight triangle of Overview Drive, thence with a computed tie line of N36’24’26”E 522.46 feet to a point on the western right of way of Overview Drive at the intersection with the southern side of said access easement, being the point of beginning:

Beginning at a point at the intersection of the right of way of Overview Drive and southern side of the access easement, thence N54’16’34”W 19.26’ to a point, thence with a curve to the left having a radius of 258.41’ and an arc length of 97.73’ (chord bearing N65’06’39”W 97.15’) to a point, thence N75’56’45”W 33.46’ to a point, thence with a curve to the right having a radius of 354.40’ and an arc length of 213.36’ (chord bearing N58’41’55”W 210.15’) to a point, thence N41’27’06”W 127.87’ to a point on the property line of Tract 1 and Tract 2, thence with said property line N02’51’07”E 24.15’ to a # 4 rebar set, S85’54’03”E 24.46’ to a point, thence leaving said property line S41’27’06”E 127.69’ to a point, thence with a curve to the left having a radius of 320.40’ and an arc length of 192.89’ (chord bearing S58’41’55”E 189.99’) to a point, thence S75’56’45”E 33.46’ to a point, thence with a curve to the right having a radius of 292.41’ and an arc length of 110.59’ (chord bearing S65’06’39”E 109.93’ to a point, thence S54’16’34”E 18.60’ to a point on the right of way of Overview Drive, thence with the right of way of Overview Drive S34’35’45”W 33.94’ to a point being the point of beginning.

EXHIBIT E

Legal Description of Easement B

All that certain piece, parcel, or tract of land lying and situated in the City of Rock Hill, County of York, South Carolina, being an access easement to Tract 2 as shown on the survey and being more fully described as follows:

Commencing at a # 4 rebar located at the intersection of the northern right of way of SC Hwy 161 and the sight triangle of Overview Drive, thence with a computed tie line of N37’59’32”E 888.07 feet to a point on the western right of way of Overview Drive at its intersection with southern side of said access easement, being the point of beginning:

Beginning at a point at the intersection of the right of way of Overview Drive and the southern side of the access easement, thence N84’39’56”W 187.88’ to a point, thence N03’28’59”E 281.11’ to a point, thence with a curve to the left having a radius of 56.36’ and an arc length of 65.71’ (chord bearing N29’54’51”W 62.05’) to a point, thence N63’20’41”W 136.83’ to a point on the property line of Tract 1 and Tract 2, thence with said property line N48’23’34”E 27.99’ to a 4 rebar set, S63’20’41”E 126.47’ to a point, thence with a curve to the right having a radius of 82.36’ and an arc length of 96.02’ (chord bearing S29’54’51”E 90.67’) to a point, thence S03’28’59”W 253.94’ to a point, thence S84’39’56”E 178.01’ to a point on the right of way of Overview Drive, thence with the right of way of Overview Drive S33’53’46”W 31.88’ to a point being the point of  beginning.